UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ 85027

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Waiver and Agreement for Issuance of Warrant

EVO Transportation & Energy Services, Inc. (the “Company”) previously filed a Current Report on Form 8-K on September 20, 2019, reporting, among other things, the Company’s entry into a $24.5 million financing agreement (the “Financing Agreement”) dated September 16, 2019 among the Company, each subsidiary of the Company, various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Collateral Agent”). On March 30, 2020, the Company filed a Current Report on Form 8-K reporting, among other things, its entry into a forbearance agreement and second incremental amendment to financing agreement dated March 24, 2020 (the “Second Incremental Amendment”), pursuant to which the Company obtained an additional $3,061,224 in term loan commitments (the “Second Incremental Term Loans”) from Antara Capital Master Fund LP (“Antara Capital”) on the same terms as its existing term loan commitments provided under the Financing Agreement.

The Second Incremental Amendment contains, among others, the following affirmative covenants:

(i)	On or before March 31, 2020, the Company and its subsidiaries must deposit into a deposit account subject to a control agreement, and retain for application to general corporate purposes, up to $3,000,000 in funds advanced to the Company or its subsidiaries by the United States Postal Service (“USPS”) for claimed reimbursements for certain previously provided services (the “USPS Reimbursements”).

(ii)	On or before March 31, 2020, the Company and its subsidiaries must make a mandatory prepayment to the Collateral Agent of fifty percent of the USPS Reimbursements within one business day after receipt of immediately available funds in respect of the USPS Reimbursements to be applied first to pay all interest then owing and unpaid in respect of the Second Incremental Term Loans and then to reduce the outstanding principal balance of the Second Incremental Term Loans (the “Prepayment”).

Effective March 31, 2020, the Company entered into a waiver and agreement to issue warrant (the “Waiver Agreement”) with Antara Capital and the Collateral Agent, pursuant to which (i) the parties extended until April 10, 2020 the deadline for depositing the USPS Reimbursements into the deposit account subject to a control agreement and (ii) Antara Capital fully waived and rescinded the Prepayment obligation. In exchange for Antara Capital’s waiver and rescission of the Prepayment obligation, the Company agreed to issue to Antara Capital on May 29, 2020 (or such earlier date as Antara Capital requests on at least five business days’ prior written notice to the Company) a warrant to purchase up to 3,250,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $2.50 per share.

The foregoing summary description of the material terms of the Waiver Agreement is not complete and is qualified in its entirety by reference to the full text of the Waiver Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Waiver and Agreement to Issue Warrant, dated March 31, 2020, between EVO Transportation & Energy Services, Inc. and Antara Capital Master Fund LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2020	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer